                                                                       EXHIBIT K


                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT, dated as of July 25, 1995 ("Escrow Agreement"), is by and among Pesa, Inc., a Delaware corporation ("PESA"); CC Acquisition Company B, L.L.C., a Delaware limited liability company ("CCACB"), on behalf of CCACB and the parties listed on Schedule A hereto (the "CCACB Group"), WPG Corporate Development Associates IV, L.P., a Delaware limited partnership ("WPG"), and the parties listed on Schedule B hereto (the "WPG Group"), and First Union National Bank of North Carolina, a national banking association, as Escrow Agent hereunder ("Escrow Agent"). CCACB, the parties listed on Schedule A, WPG, and the parties listed on Schedule B are collectively referred to as the "Purchasers".



                                   BACKGROUND


     A. PESA, CC Acquisition Company A, L.L.C., a Delaware limited liability company ("CCACA"), and CCACB have entered into a Stock Purchase Agreement (the "Underlying Agreement"), dated as of May 26, 1995, pursuant to which CCACA and CCACB will acquire common stock, par value $.01 per share (the "Common Stock") of Chyron Corporation (the "Company"). CCACB has assigned a portion of its rights to the other Purchasers. On the Closing Date, PESA shall deliver to the Purchasers stock certificates representing 29,414,732 shares of Common Stock (the "Acquisition Shares"). On the Closing Date, the Purchasers shall deposit such Acquisition Shares with the Escrow Agent.


     B. Escrow Agent has agreed to accept, hold, and distribute the Escrowed Property deposited with it and any dividends or distributions thereon in accordance with the terms of this Escrow Agreement.


     C. PESA and the Purchasers have each appointed the Representatives (as defined below) to represent them for all purposes in connection with the Escrowed Property, as defined below, to be deposited with Escrow Agent.


     D. In order to establish the escrow of the Escrowed Property and to effect the provisions of the Underlying Agreement, the parties hereto have entered into this Escrow Agreement.

                             STATEMENT OF AGREEMENT

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

          1. DEFINITIONS. The following terms shall have the following meanings when used herein:

          "CCACB REPRESENTATIVE" shall mean Michael Wellesley-Wesley or Daniel DeWolf, severally, or any other person designated in a writing signed by CCACB and delivered to the Escrow Agent, the PESA Representative and the WPG Representative in accordance with the notice provisions of this Escrow Agreement, to act as CCACB's and the CCACB Group's representative under this Escrow Agreement.

          "ESCROWED PROPERTY" shall mean (i) the Acquisition Shares and the stock certificates representing the Acquisition Shares deposited with Escrow Agent pursuant to this Agreement, together with any dividends and other income or distributions thereon, and (ii) the payments provided for in Section 1.1(c)(ii) of the Underlying Agreement deposited with the Escrow Agent pursuant to this Agreement.

          "ESCROW PERIOD" shall mean the period commencing on the date hereof and ending on the date all Escrowed Property is delivered out of Escrow.

          "JOINT WRITTEN DIRECTION" shall mean a written direction executed by the Representatives and directing Escrow Agent to disburse all or a portion of the Escrowed Property or to take or refrain from taking an action pursuant to this Escrow Agreement.

          "PESA ESCROW ACCOUNT" shall mean the PESA, Inc. Escrow Account established at the PESA Escrow Agent pursuant to the escrow agreements by and among PESA, the PESA Escrow Agent and each of Dresdner Bank AG and Extebank, of even dates herewith.

          "PESA ESCROW AGENT" shall mean Banco Santander Puerto Rico, New York.

          "PESA REPRESENTATIVE" shall mean Miguel S. Moraga or Eduardo Perez de Villages, severally, or any other person designated in a writing signed by PESA and delivered to the Escrow Agent, CCACB Representative and the WPG Representative in accordance with the notice provisions of this Escrow Agreement, to act as PESA's Representative under this Escrow Agreement.

          "REPRESENTATIVES" shall mean the PESA Representative, the CCACB

Representative and the WPG Representative.


          "WPG REPRESENTATIVE" shall mean WPG or any other person or entity designated in a writing signed by WPG and delivered to the Escrow Agent, the Pesa Representative and the CCACB Representative in accordance with the notice provisions of this Escrow Agreement, to act as the WPG Group's representative under this Escrow Agreement.


          2. APPOINTMENT OF AND ACCEPTANCE BY ESCROW AGENT. PESA, the Purchasers, and the Representatives on behalf of PESA and the Purchasers hereby appoint Escrow Agent as escrow agent hereunder. Escrow Agent hereby accepts such appointment and, upon receipt of the Escrowed Property in accordance with
Section 3 below, agrees to hold and distribute the Escrowed Property in accordance with this Escrow Agreement.


          3. DEPOSIT OF ESCROWED PROPERTY.

               (a) On the date hereof, the Purchasers shall deposit with the Escrow Agent a stock certificate or stock certificates representing 29,414,732 shares of Common Stock of the Company, duly endorsed in blank or accompanied with stock powers duly endorsed in blank. Until delivered out of escrow, each of the Purchasers shall retain its respective right to vote its Acquisition Shares and to any dividend rights related thereto.

               (b) The Escrow Agent acknowledges receipt of the Acquisition Shares, and will hold such Escrowed Property safely in a segregated account.

               (c) Notwithstanding Section 1.1(c)(ii) of the Underlying Agreement, the parties hereto agree that the payments described therein will be deposited (pursuant to the schedule of installments therein) with the Escrow Agent, instead of being paid directly to PESA.


          4. DISBURSEMENT OF ESCROWED PROPERTY. The Escrowed Property shall be disbursed and distributed as follows:

               (a) For each $1,000 paid by a Purchaser to the Escrow Agent, the Escrow Agent shall promptly deliver (i) to such Purchaser 2,083 Acquisition Shares and (ii) to the PESA Escrow Account said funds paid by such Purchaser. Simultaneously with any payment to the Escrow Agent, the CCACB Representative and the WPG Representative shall deliver a notice to the Escrow Agent specifying to which of the Purchasers such Acquisition Shares shall be released with a copy of such notice to the PESA

     Representative.

               (b) Within five (5) business days after receipt of an affidavit from the PESA Representative stating that (i) there has occurred a payment default pursuant to Section 1.1(c)(iv) of the Underlying Agreement, (ii) that the thirty (30) day cure period specified in Section 1.1(c)(iv) of the Underlying Agreement has expired without such default being cured, and
     (iii) the dollar amount of the default, the Escrow Agent shall promptly deliver to the PESA Escrow Account 2,083 Acquisition Shares (with their attached stock powers in blank) for each unpaid $1,000 of said noticed defaulted payment. The PESA Representative shall also send a copy of such affidavit to the CCACB Representative and the WPG Representative.

               (c) The Escrow Agent shall, at any time, deliver such part of the Escrowed Property as shall be set forth in an affidavit signed by the PESA Escrow Agent, the CCACB Representative and the WPG Representative.

               (d) The Escrow Agent shall, at any time, deliver such part of the Escrowed Property as shall be set forth in any order, decree, or judgment of a court of competent jurisdiction which has been finally affirmed on appeal or which, by lapse of time or otherwise, is not subject to appeal.

     All distributions of the Escrowed Property shall be subject to the claims of Escrow Agent and the Indemnified Parties (as defined below) pursuant to
Section 9 below.


          5. DELIVERY INTO COURT. If, at any time, there shall exist any dispute between PESA, the Purchasers, or the Representatives with respect to the holding or disposition of any portion of the Escrowed Property or any other obligations of Escrow Agent hereunder, or if at any time the Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of any portion of the Escrowed Property or Escrow Agent's proper actions with respect to its obligations hereunder, or if the Representatives have not, within thirty (30) days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 7 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both or the following actions:

               (a) suspend the performance of any of its obligations under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be); provided, however, that Escrow Agent shall continue to hold the Escrowed Property safely until directed as to distribution by the court; and/or

               (b) petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in New York, New York, for instructions with respect to such dispute or uncertainty, and disposition in accordance with the instructions of such court.

The Escrow Agent shall have no liability to PESA, the Purchasers, their respective shareholders or any other person with respect to any such suspension of performance or disbursement or distribution into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the delivery of the Escrowed Property or any delay in or with respect to any other action required or requested of Escrow Agent.


          6. INTENTIONALLY DELETED.


          7. RESIGNATION AND REMOVAL OF ESCROW AGENT. Escrow Agent may resign from the performance of its duties hereunder at any time by giving ten (10) days prior written notice to the Representatives or may be removed, with or without cause, by the Representatives, acting jointly by furnishing a Joint Written Direction to Escrow Agent, at any time by the giving of ten (10) days prior written notice to Escrow Agent. Such resignation or removal shall take effect upon the appointment of a successor Escrow Agent as provided hereinbelow. Upon any such notice of resignation or removal, the Representatives jointly shall appoint a successor Escrow Agent hereunder, which shall be a United States commercial bank, trust company, or other financial institution with a combined capital and surplus in excess of $10,000,000 and not affiliated with PESA or the Purchasers. Upon the acceptance in writing of any appointment as Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Escrow Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession. After any retiring Escrow Agent's resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement.


          8. LIABILITY OF ESCROW AGENT. Escrow Agent shall have no liability or obligation with respect to the Escrowed Property except for Escrow Agent's willful misconduct or gross negligence. Escrow Agent's sole responsibility shall be for the safekeeping and distribution of the Escrowed Property in accordance with the terms of this Escrow Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall, in good faith, believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same, and to conform to the provisions of this Escrow Agreement. In no event shall Escrow Agent be liable for incidental indirect, special, consequential or punitive damages. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrowed Property, this Escrow Agreement, or the Underlying Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, and shall incur no liability and shall be fully protected from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. PESA, CCACB, and the WPG Group, jointly and severally, shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel. The parties agree that the payment by Pesa or CCACB, or the WPG Group for the reasonable fees and expenses of the Escrow Agent's legal counsel hereunder shall not impair, limit, modify, or affect, the respective rights and obligations as between PESA, CCACB, the WPG Group and the other Purchasers and the respective rights of each of PESA, CCACB, and the WPG Group and the other Purchasers as against each other.


          9. INDEMNIFICATION OF ESCROW AGENT. From and at all times after the date of this Escrow Agreement, PESA, CCACB, and the WPG Group jointly and severally, shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise) arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify PESA, CCACB, and the WPG Group in writing, and PESA, CCACB, and the WPG Group shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party unless (a) PESA and/or CCACB and/or the WPG Group agree to pay such fees and expenses, or (b) PESA and/or CCACB and/or the WPG Group shall fail to assume the defense of such action or proceeding or shall fail, in the reasonable discretion of such Indemnified Party, to employ counsel satisfactory to the Indemnified Party in any such action or proceeding, or (c) the named parties to any such action or proceeding (including any impleaded parties) include both Indemnified Party and PESA and/or CCACB and/or the WPG Group, and Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to PESA or CCACB or the WPG Group. All such fees and expenses payable by PESA and/or CCACB and/or the WPG Group pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. All of the foregoing losses, damages, costs and expenses of the Indemnified Parties shall be payable by PESA and CCACB and the WPG Group, jointly and severally, upon demand by such Indemnified Party. The obligations of PESA and CCACB and the WPG Group under this Section 9 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

     The parties agree that the payment by PESA or CCACB or the WPG Group of any claim by Escrow Agent for indemnification hereunder in respect of a claim by Escrow Agent for indemnification shall not impair, limit, modify, or affect, the respective rights and obligations as between PESA, CCACB, the WPG Group, and the other Purchasers and the respective rights of each of PESA, CCACB, the WPG Group and the other Purchasers as against each other.


          10. FEES AND EXPENSES OF ESCROW AGENT. PESA, CCACB and the WPG Group shall compensate Escrow Agent for its services hereunder in accordance with Schedule C attached hereto, except that the WPG Group shall not be responsible for any payments due at Closing as defined in the Underlying Agreement. PESA, CCACB and the WPG Group shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses, including attorneys' fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. All of the compensation and reimbursement obligations set forth in this Section 10 shall be payable by PESA, CCACB and the WPG Group, jointly and severally, upon demand by Escrow Agent.
The obligations of PESA, CCACB and the WPG Group under this Section 10 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

          11. REPRESENTATIONS AND WARRANTIES.

               (a) PESA makes the following representations and warranties to Escrow Agent:

                    (i) PESA is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder.

                    (ii) This Escrow Agreement has been duly approved by all necessary corporate action of PESA, including any necessary shareholder approval, has been executed by duly authorized officers of PESA, and constitutes a valid and binding agreement of PESA, enforceable against PESA in accordance with its terms.

                    (iii) The execution, delivery, and performance by PESA of this Escrow Agreement is in accordance with the Underlying Agreement and will not violate, conflict with, or cause a default under the articles of incorporation or bylaws of PESA, any applicable law or regulation, any court order or administrative ruling or decree to which PESA is a party, or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including, without limitation, the Underlying Agreement, to which PESA is a party or any of its property is subject.

                    (iv) Each of Miguel S. Moraga and Eduardo Perez de Villages, severally, has been duly appointed to act as the representative of PESA hereunder and has full power and authority to execute, deliver, and perform this Escrow Agreement, to execute and deliver any joint written direction or affidavit, to amend, modify or waive any provision of this Agreement and to take any and all other actions as the PESA Representative under this Agreement, all without further consent or direction from, or notice to, PESA or any other party.

                    (v) No party other than the parties hereto have, or shall have, any lien, claim or security interest in the Escrowed Property or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrowed Property or any part thereof.

               (b) CCACB makes the following representations and warranties to Escrow Agent:

                    (i) CCACB is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder.

                    (ii) This Escrow Agreement has been duly approved by all necessary action of CCACB, including any necessary member approval, has been executed by duly authorized officers of CCACB, and constitutes a valid and binding agreement of CCACB, enforceable against CCACB in accordance with its terms.

                    (iii) The execution, delivery, and performance by CCACB of this Escrow Agreement is in accordance with the Underlying Agreement and will not violate, conflict with, or cause a default under the charter documents of CCACB, any applicable law or regulation, any court order or administrative ruling or decree to which CCACB is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including, without limitation, the Underlying Agreement, to which CCACB is a party or any of its property is subject.

                    (iv) Each of Messrs. Wellesley-Wesley and DeWolf, severally, has been duly appointed to act as the representative of the CCACB Group hereunder and has full power and authority to execute, deliver, and perform this Escrow Agreement, to execute and deliver any Joint Written Direction or affidavit, to amend, modify, or waive any provision of this Agreement, and to take any and all other actions as the CCACB Representative under this Agreement, all without further consent or direction from, or notice to, the CCACB or any other party.

                    (v) No party other than the parties hereto have, or shall have, any lien, claim, or security interest in the Escrowed Property or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrowed Property or any part thereof.

               (c) The WPG Group makes the following representations and warranties to Escrow Agent:

                    (i) WPG is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder.

                    (ii) This Escrow Agreement has been duly approved by all necessary action of WPG, including any necessary partnership approval, has been executed by duly authorized officers of WPG, and constitutes a valid and binding agreement of WPG, enforceable against WPG in accordance with its terms.

                    (iii) The execution, delivery, and performance by WPG of this Escrow Agreement will not violate, conflict with, or cause a default under its partnership agreement, any applicable law or regulation, any court order or administrative ruling or decree to which WPG is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, to which WPG is a party or any of its property is subject.

                    (iv) No party other than the parties hereto have, or shall have, any lien, claim, or security interest in the Escrowed Property or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrowed Property or any part thereof.

          12. By execution of this Escrow Agreement, each member of the WPG Group appoints WPG to act as the representative of the WPG Group hereunder and WPG has full power and authority to execute, deliver, and perform this Escrow Agreement, to execute and deliver any Joint Written Direction or affidavit, to amend, modify, or waive any provision of this Agreement, and to take any and all other actions as the WPG Representative under this Agreement, all without further consent or direction from, or notice to, the WPG Group or any other party.


          13. CONSENT TO JURISDICTION AND VENUE. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the United States District Court for the Southern District of New York shall have the sole and exclusive jurisdiction over any such proceeding. If such Federal Court lacks jurisdiction, the parties agree that the State courts in New York County, State of New York shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service or process to vest personal jurisdiction over them in any of these courts.


          14. NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered three (3) days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid; or upon receipt when delivered personally; and addressed to the party to be notified as follows:

          If to PESA at:           Pesa Inc.
                                   35 Pinelawn Road, Suite 99E
                                   Melville, New York  11747
                                   Attention:  Miguel S. Moraga

          With a copy
          (which copy shall
           not constitute
           notice) to:             John C. Jost, Esq.
                                   Dow, Lohnes & Albertson
                                   1255 Twenty-third Street, N.W.
                                   Washington, D.C.  20037


          If to CCACB
          Group at:                Michael Wellesley-Wesley
                                        c/o Camhy Karlinsky & Stein LLP
                                   1740 Broadway
                                   New York, New York  10019
                                   Attention:  Daniel DeWolf, Esq.



          with a copy
          (which copy shall
          not constitute
          notice) to:              Sheldon D. Camhy, Esq.
                                   Camhy Karlinsky & Stein LLP
                                   1740 Broadway - 16th Floor
                                   New York, New York  10019-4315

          If to WPG Group
          at:                      Wesley W. Lang Jr.
                                   c/o Weiss, Peck & Greer
                                      Private Equity Group
                                   One New York Plaza
                                   New York, New York 10004-1950

          with a copy

          (which copy shall
          not constitute
          notice to:               Dennis J. Friedman, Esq.
                                   Chadbourne & Parke
                                   30 Rockefeller Plaza
                                   New York, New York 10112-0127

          If to the Escrow
          Agent at:                First Union National Bank of
                                   North Carolina, as Escrow Agent
                                   Corporate Trust Department
                                   230 South Tryon Street, 8th Floor
                                   Charlotte, North Carolina 28288-1179
                                   Attention:  Ted Weiner
                                   Facsimile Number: (704) 383-7316

or to such other address as each party may designate for itself by like notice.


          15. AMENDMENT OR WAIVER. This Escrow Agreement may be changed, waived, discharged or terminated only by a writing signed by the Representatives and Escrow Agent. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.


          16. SEVERABILITY. To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.


          17. GOVERNING LAW. This Escrow Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York without giving effect to the conflict of laws principles thereof.


          18. ENTIRE AGREEMENT. This Escrow Agreement constitutes the entire agreement between the parties relating to the holding, investment and disbursement of the Escrowed Property and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrowed Property.

          19. BINDING EFFECT. All of the terms of this Escrow Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective heirs, successors and assigns of PESA and the Purchasers, the Representatives and Escrow Agent.


          20. EXECUTION IN COUNTERPARTS. This Escrow Agreement and any joint written direction may be executed in one or more counterparts, which when so executed shall constitute one and the same agreement or direction.


          21. TERMINATION. Upon the delivery out of escrow of all Escrowed Property, this Escrow Agreement shall terminate and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrowed Property.


          22. OTHER ACTIONS. The Escrow Agent and any stockholder, director, officer or employee of the Escrow Agent may buy, sell, and deal in any of the securities of PESA or the Purchasers and become pecuniarily interested in any action in which PESA or the Purchasers may be interested, and contract and lend money to PESA or the Purchasers and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for PESA or the Purchasers or for any other entity.

          23. NO CONSENT. The execution of this Escrow Agreement shall not be construed as the consent of PESA to any assignment by CCACB of its rights, or delegation by CCACB of its duties or liabilities, with respect to the Underlying Agreement other than the Assignment and Assumption Agreement by and among the WPG Group and the CCACB Group dated July 25, 1995.

     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed under seal as of the date first above written.

                                   PESA, INC.


                                      By:s/Miguel S. Moraga
                                         --------------------------------------
                                      Name:   Miguel S. Moraga
                                      Title:  C.F.O. and Treasurer

                                   CC ACQUISITION COMPANY B, L.L.C.


                                   By:s/Michael Wellesley-Wesley
                                      -----------------------------------------
                                      Name:   Michael Wellesley-Wesley
                                      Title:  Vice President

                                   PESA REPRESENTATIVES


                                   s/Miguel S. Moraga
                                   --------------------------------------------
                                      Name:  Miguel S. Moraga


                                   s/Eduardo Perez De Villegas
                                   --------------------------------------------
                                      Name:  Eduardo Perez De Villegas


                                   CCACB REPRESENTATIVES


                                   s/Michael Wellesley-Wesley
                                   --------------------------------------------
                                      Name:  Michael Wellesley-Wesley


                                   s/Dan DeWolf
                                   --------------------------------------------
                                      Name:  Dan I. DeWolf


                                   WPG CORPORATE DEVELOPMENT
                                      ASSOCIATES IV, L.P.

                                      BY:  WPG PRIVATE EQUITY PARTNERS,
                                           L.P., ITS GENERAL PARTNER


                                   By:s/Wesley W. Lang, Jr.
                                      -----------------------------------------
                                        Name:   Wesley W. Lang, Jr.
                                        Title:  General Partner

                                   WPG CORPORATE DEVELOPMENT ASSOCIATES
                                      IV (OVERSEAS), L.P.


                                   By:  WPG CDA IV (OVERSEAS), LTD.,
                                         its general partner


                                   By:s/Wesley W. Lang, Jr.
                                      -----------------------------------------
                                        Name:   Wesley W. Lang, Jr.
                                        Title:  Director


                                   WPG ENTERPRISE FUND II, L.P.

                                   BY:  WPG VENTURE PARTNERS III,
                                        L.P., ITS GENERAL PARTNER


                                   By:s/Philip Greer
                                      -----------------------------------------
                                        Name:    Philip Greer
                                        Title:   General Partner


                                   WEISS, PECK & GREER VENTURE
                                     ASSOCIATES III, L.P.

                                   BY:  WPG VENTURE PARTNERS III,
                                        L.P., ITS GENERAL PARTNER


                                   By:s/Philip Greer
                                      -----------------------------------------
                                        Name:    Philip Greer
                                        Title:   General Partner


                                   WESTPOOL INVESTMENT TRUST PLC

                                   By:s/Wesley W. Lang, Jr.
                                      -----------------------------------------
                                        Name:   Wesley W. Lang, Jr.
                                        Title:  Attorney-in-Fact

                                   LION INVESTMENTS LIMITED


                                   By:s/Wesley W. Lang, Jr.
                                      -----------------------------------------
                                        Name:   Wesley W. Lang, Jr.
                                        Title:  Attorney-in-Fact

                                   Charles M. Diker
                                   --------------------------------------------
                                   CHARLES M. DIKER


                                   FIRST UNION NATIONAL BANK
                                     OF NORTH CAROLINA, AS ESCROW AGENT


                                   By:s/Roy Davis
                                      -----------------------------------------
                                        Name:  Roy Davis
                                        Title: Vice President

                                   SCHEDULE A




A. ANNEX
A.J.L. BEARE
I. HERSLY
I. KAUFTHAL
MINT HOUSE NOMINEES LIMITED
PINE STREET VENTURES, L.L.C.
Z FOUR PARTNERS L.L.C.

                                   SCHEDULE B




                     - WEISS, PECK & GREER VENTURE ASSOCIATES III, L.P.
                     - WPG ENTERPRISE FUND II, L.P.
                     - WPG CORPORATE DEVELOPMENT ASSOCIATES, IV, L.P.
                     - WPG CORPORATE DEVELOPMENT ASSOCIATES IV (OVERSEAS), L.P.
                     - WESTPOOL INVESTMENT TRUST PLC
                     - LION INVESTMENTS LIMITED
                     - CHARLES M. DIKER

                                   SCHEDULE C

                          FEES PAYABLE TO ESCROW AGENT

                                   SCHEDULE D



[Letterhead - BANCO SANTANDER PUERTO RICO]



TO WHOM IT MAY CONCERN:


     Wire Transfer Information:

               BANK NAME:     Bankers Trust Co., New York, NY
               ABA #:         021-001033
               FAVOR OF:      Banco Santander Puerto Rico
                              New York Branch
               ACCOUNT NO.:   04-202-232

     For further credit:

               ACCOUNT NO.:   300 310 7883        PESA, INC. ESCROW ACCOUNT


     Should you have any questions, please do not hesitate to contact our office.


     Sincerely,



     /S/ JORGE A. SAAVEDRA

     Jorge A. Saavedra
     Manager, New York Branch